EXHIBIT 21




             LIST OF SUBSIDIARIES OF AVIATION GENERAL, INCORPORATED


     Commander  Aircraft  Company  (a  Delaware  corporation)
       7200  NW  63rd  Street
       Bethany,  Oklahoma  73008


     Strategic  Jet  Services,  Inc.  (a  Delaware  corporation)
       7200  NW  63rd  Street
       Bethany,  Oklahoma  73008